FIRST INVESTORS EQUITY FUNDS

                                 95 Wall Street
                               New York, NY 10005






                                TRUST INSTRUMENT







                                 August 15, 2005

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                                TABLE OF CONTENTS
                                -----------------

ARTICLE I  DEFINITIONS.......................................................1
ARTICLE II  THE TRUSTEES.....................................................2
  SECTION 1.  MANAGEMENT OF THE TRUST........................................2
  SECTION 2.  INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES..............2
  SECTION 3.  TERM OF OFFICE OF TRUSTEES.....................................3
  SECTION 4.  VACANCIES; APPOINTMENT OF TRUSTEES.............................3
  SECTION 5.  TEMPORARY VACANCY OR ABSENCE...................................3
  SECTION 6.  CHAIRPERSON....................................................3
  SECTION 7.  ACTION BY THE TRUSTEES.........................................3
  SECTION 8.  OWNERSHIP OF TRUST PROPERTY....................................4
  SECTION 9.  EFFECT OF TRUSTEES NOT SERVING.................................4
  SECTION 10. TRUSTEES AND OTHERS AS SHAREHOLDERS............................4
ARTICLE III  POWERS OF THE TRUSTEES..........................................4
  SECTION 1.  POWERS.........................................................4
  SECTION 2.  CERTAIN TRANSACTIONS...........................................7
ARTICLE IV  SERIES; CLASSES; SHARES..........................................8
  SECTION 1.  ESTABLISHMENT OF SERIES AND CLASSES............................8
  SECTION 2.  SHARES.........................................................8
  SECTION 3.  INVESTMENTS IN THE TRUST.......................................9
  SECTION 4.  ASSETS AND LIABILITIES OF SERIES AND CLASSES...................9
  SECTION 5.  OWNERSHIP AND TRANSFER OF SHARES..............................10
  SECTION 6.  STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY.........10
ARTICLE V  DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE...................11
  SECTION 1.  DISTRIBUTIONS.................................................11
  SECTION 2.  REDEMPTIONS...................................................11
  SECTION 3.  DETERMINATION OF NET ASSET VALUE PER SHARE....................11
  SECTION 4.  SUSPENSION OF RIGHT OF REDEMPTION.............................12
ARTICLE VI  SHAREHOLDERS' VOTING POWERS AND MEETINGS........................12
  SECTION 1.  VOTING POWERS.................................................12
  SECTION 2.  MEETINGS OF SHAREHOLDERS......................................13
  SECTION 3.  QUORUM; REQUIRED VOTE.........................................13
ARTICLE VII  CONTRACTS WITH SERVICE PROVIDERS...............................13
  SECTION 1.  INVESTMENT ADVISER............................................13
  SECTION 2.  PRINCIPAL UNDERWRITER.........................................14
  SECTION 3.  CUSTODIAN.....................................................14
  SECTION 4.  TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION
              AGREEMENTS....................................................14
  SECTION 5.  PARTIES TO CONTRACTS WITH SERVICE PROVIDERS...................14
ARTICLE VIII  EXPENSES OF THE TRUST, SERIES AND CLASSES.....................14
ARTICLE IX  LIMITATION OF LIABILITY AND INDEMNIFICATION.....................15
  SECTION 1.  LIMITATION OF LIABILITY.......................................15
  SECTION 2.  INDEMNIFICATION...............................................16
  SECTION 3.  INDEMNIFICATION OF SHAREHOLDERS...............................17
ARTICLE X  MISCELLANEOUS....................................................17
  SECTION 1.  TRUST NOT A PARTNERSHIP.......................................17

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  SECTION 2.  TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY..............17
  SECTION 3.  TERMINATION OR REORGANIZATION OF THE TRUST....................18
  SECTION 4.  TRUST INSTRUMENT..............................................19
  SECTION 5.  APPLICABLE LAW................................................19
  SECTION 6.  AMENDMENTS....................................................20
  SECTION 7.  FISCAL YEAR...................................................20
  SECTION 8.  SEVERABILITY..................................................20
  SECTION 9.  INTERPRETATION................................................20

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                          FIRST INVESTORS EQUITY FUNDS

                                TRUST INSTRUMENT
                                ----------------

     This TRUST INSTRUMENT is made as of August 15, 2005 by the Trustees to establish a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is "First Investors Equity Funds."

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

     Unless otherwise provided or required by the context:

     (a) "Assets belonging to" a Series has the meaning set forth in Article IV, Section 4;

     (b) "By-laws" means the By-laws of the Trust adopted by the Trustees, as amended from time to time;

     (c)  "Class"  means a class of Shares of a Series  established  pursuant to
Article IV;

     (d) "Commission," "Interested Person" and "Principal Underwriter" have the meanings provided in the 1940 Act;

     (e)  "Covered Person" means a person so defined in Article IX, Section 2;

     (f) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts," as amended from time to time;

     (g) "Liabilities" means liabilities, debts, obligations, expenses, costs, charges and reserves;

     (h) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

     (i) "Net Asset Value per Share" means the net asset value of each Series or Class, determined as provided in Article V, Section 3;

     (j) "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding but does not include Shares that have been repurchased or redeemed by the Trust and that are held in the treasury of the Trust;

     (k)  "Series" means a series of Shares established pursuant to Article IV;

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     (l)  "Shareholder" means a record owner of Outstanding Shares;

     (m) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

     (n) "Trust" means "First Investors Equity Funds", the Delaware statutory trust established under the Delaware Act by this Trust Instrument and the filing of the certificate of trust in the Office of the Secretary of State of Delaware;

     (o) "Trust Property" means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust or any Series or the Trustees on behalf of the Trust or any Series;

     (p) "Trustees" means the persons who have signed this Trust Instrument and all other persons who may from time to time be duly qualified, elected or appointed, and serving as Trustees in accordance with Article II, in each case so long as such persons continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees refers to such person or persons in his or her capacity as Trustees hereunder; and

     (q) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

                                   ARTICLE II
                                   ----------

                                  THE TRUSTEES
                                  ------------

     Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Trust Instrument. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Trustees may execute all instruments and take all action they deem necessary, proper or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

     Section 2. INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The initial Trustees shall be the persons initially signing this Trust Instrument. The number of Trustees (other than the initial Trustees) shall be fixed from time to

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time by a majority of the Trustees;  provided,  however,  that there shall be at least two Trustees. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act or under this Trust Instrument.

     Section 3. TERM OF OFFICE OF TRUSTEES. Subject to any limitations on the term of service imposed by the By-laws, each Trustee shall hold office until his or her successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal, (c) any Trustee who requests retirement, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement, and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

     Section 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16(a) of the 1940 Act.

     Section 5. TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence or incapacity shall be conclusive.

     Section 6. CHAIRPERSON. The Trustees shall appoint one of their members to be Chairperson of the Board of Trustees. The Chairperson shall preside at all meetings of the Trustees and shall assume such other duties as the Board of Trustees may assign to the Chairperson from time to time.

     Section 7. ACTION BY THE TRUSTEES. Unless otherwise specified herein or in the By-laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by

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written  consent of a majority of  Trustees  (or such  greater  number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.

     Section 8. OWNERSHIP OF TRUST PROPERTY. Title to the Trust Property shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 9. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

     Section  10.   TRUSTEES  AND  OTHERS  AS   SHAREHOLDERS.   Subject  to  any
restrictions in the By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and redeem Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein or in the By-laws relating to the sale and redemption of such Shares.

                                   ARTICLE III
                                   -----------

                             POWERS OF THE TRUSTEES
                             ----------------------

     Section 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trust or the Trustees or upon their order. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

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     (a)  To  operate  as and carry on the  business  of an  investment  company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;

     (b) Subject to the limits of applicable law (including the provisions of the 1940 Act) to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, but not limited to, cash (U.S. currency), foreign currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, but not limited to, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, and other financial contracts or derivative instruments and securities issued by an investment company registered under the 1940 Act or any series thereof), without regard to whether any such securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

     (c) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

     (d) To elect and remove such officers and appoint and terminate such agents as the Trustees deem appropriate;

     (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of a national securities exchange or other entities permitted by the Commission to serve as such;

     (f) To retain one or more transfer agents and Shareholder servicing agents, or both;

     (g) To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

     (h) To set record dates in the manner provided for herein or in the By-laws;

     (i) To establish a registered office and have a registered agent in the State of Delaware;

     (j) To delegate such authority as the Trustees consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, subadvisers, custodian, administrator, underwriter or other service provider;

     (k) To sell, exchange or otherwise dispose of any or all of the assets of the Trust or any Series;

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     (l)  To vote or give  assent,  or exercise  any rights of  ownership,  with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such persons as the Trustees deem proper;

     (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (n) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust's or Trustee's own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;

     (o) To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

     (p) To interpret the investment policies, practices, or limitations of any Series or Class;

     (q) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in Article IV, Section 4;

     (r) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

     (s) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

     (t) To declare and make distributions of income and of capital gains to Shareholders;

     (u) To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation;

     (v) To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum or take such other action as the Trustees in their discretion shall determine;

     (w) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a

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committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

     (x) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

     (y) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (z) To purchase, and pay for, out of Trust Property or the assets belonging to any appropriate Series, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim, or to otherwise indemnify such persons, out of Trust Property or the assets belonging to any appropriate Series, to the fullest extent permitted by this Trust Instrument;

     (aa) To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers; and

     (bb) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

     The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

     Section 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator,

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distributor  or transfer  agent for the Trust or with any  Interested  Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE IV
                                   ----------

                             SERIES; CLASSES; SHARES
                             -----------------------

     Section 1. ESTABLISHMENT OF SERIES AND CLASSES. The Trust shall consist of one or more separate and distinct Series created and maintained in accordance with Article III, Section 1(o), and this Article IV. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. The Trustees may designate the rights and preferences of the Shares of each Series relative to the Shares of any other Series. The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series, each Share of each such Class having an equal beneficial interest in such assets and identical voting, dividend, liquidation and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a Class may be borne solely by that Class as determined by the Trustees and (b) a Class may have exclusive voting rights with respect to matters affecting only that Class. The establishment and designation of each additional Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series. A Series may issue any number of Shares and need not issue Shares. Each holder of Shares of a Series shall be entitled to receive his PRO RATA share of all distributions made with respect to such Series. Upon redemption of Shares of a Series, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series. The Trustees may change the name of any Series or Class in their sole discretion.

     Section 2. SHARES. The beneficial interest in each Series shall be divided into Shares of one or more Classes. The number of Shares of each Series and Class shall be unlimited, and each Share shall have no par value. All Shares issued hereunder, including Shares issued in connection with a dividend or other distribution of Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, (1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate,
(2) to issue fractional Shares and Shares held in the Trust's treasury, (3) to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares), (4) to divide or combine the Shares of any Series or Classes into a greater or lesser number, (5) to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes, (6) to abolish any one or more Series or Classes, (7) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (8) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the Trust's treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

     Section 3. INVESTMENTS IN THE TRUST. The Trustees shall accept investments in any Series from such persons, on such terms, and for such consideration, which may consist of tangible or intangible property or a combination thereof, as they may from time to time authorize. At the Trustees' sole discretion, such investments in a Series, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 3. Investment in a Series shall be credited to the investing Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares or (c) determine the Net Asset Value per Share of the initial capital contribution for any Series. The Trustees shall have the right to refuse to accept investments in any Series or by any person at any time without any cause or reason therefor whatsoever.

     Section 4. ASSETS AND LIABILITIES OF SERIES AND CLASSES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively "Assets belonging to" that Series), shall be recorded, held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be charged with all Liabilities of the Trust with respect to that Series and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more Series or Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

     Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series. Notice of this contractual limitation on Liabilities among Series may, in the Trustees' sole discretion, be set forth in the Trust's certificate of trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

     Section 5. OWNERSHIP AND TRANSFER OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares (whether or not represented by certificates) of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder.

     Section 6. STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series or Class thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Any note, bond, contract or other written obligation of the Trust or any Series may contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to one or more Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee.

                                    ARTICLE V
                                    ---------

                 DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE
                 ----------------------------------------------

     Section 1. DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the Assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

     Section 2. REDEMPTIONS. Each Shareholder of a Series or Class thereof shall have the right, at such times as may be permitted by the Trustees, subject to applicable law (including the 1940 Act), to require the Series to redeem all or any part of his Shares thereof at a redemption price per Share equal to the Net Asset Value per Share. The redemption price per Share of a Series or Class thereof, as applicable, shall be the Net Asset Value per Share of such Series or Class next determined after receipt by the Series or Class, as applicable, of a request for redemption in proper form less any fees, charges or loads authorized by the Trustees and described in the Trust's Registration Statement for that Series or Class under the Securities Act of 1933, as amended, and the 1940 Act. The Trustees may specify conditions, prices and places of redemption and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at their value used in such determination of Net Asset Value per Share or may be in cash. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any person in transferring securities selected for delivery as all or part of any payment-in-kind. After redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him or if the Share activity of the account is deemed by the Trustees to adversely affect the management of any Series or Class. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

     Section 3. DETERMINATION OF NET ASSET VALUE PER SHARE. The term "Net Asset Value per Share" of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities divided by the number of Outstanding Shares, all as determined by or under the direction of the Trustees. The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities, and with respect to other securities and assets, at the fair value as determined in good faith by or under the direction of the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series or to the Class. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a manager, investment adviser, administrator, custodian, depository or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and Class at times prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such exchange is open for regular trading. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.

      Section 4.  SUSPENSION  OF RIGHT OF  REDEMPTION.  If, as  referred to in
Section 2 of this Article, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

                                   ARTICLE VI
                                   ----------

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

     Section 1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Article II, Section 2, (b) the removal of Trustees as provided in Article II, Section 3(d), (c) any investment advisory or management contract as provided in Article VII, Section 1, (d) the amendment of this Trust Instrument to the extent and as provided in
Article X, Section 6, and (e) such additional matters relating to the Trust as may be required or authorized by law, this Trust Instrument or the By-laws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

     Notwithstanding any other provision of this Trust Instrument, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Series or Class thereof shall be entitled to one vote for each dollar of net asset value (number of Shares owned times net asset value per share) of such Series or Class thereof on any matter on which such Shareholder is entitled to vote, and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws, which may provide that proxies may be given in writing or by any electronic or telecommunications device or in any other manner described in the Bylaws, or in a resolution of the Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the By-laws.

     Section 2. MEETINGS OF SHAREHOLDERS. The Trust shall not be required to hold annual meetings, unless required by law. Special meetings of the Shareholders of any Series or Class may be called by the Secretary whenever ordered by the Trustees or the President and shall be called by the Secretary upon the written request of Shareholders owning at least ten percent (10%) of the Outstanding Shares of such Series or Class entitled to vote. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-laws.

     Section 3. QUORUM; REQUIRED VOTE. Except when a larger quorum is required by law, this Trust Instrument or the By-laws, one-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, as applicable, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Trust Instrument or the By-laws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by written consent as provided in the By-laws.

                                   ARTICLE VII
                                   -----------

                        CONTRACTS WITH SERVICE PROVIDERS
                        --------------------------------

     Section 1. INVESTMENT ADVISER. Subject to a Majority Shareholder Vote when required by law, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers or servicing agents.

     Section 2. PRINCIPAL UNDERWRITER. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable rules and regulations.

     Section 3. CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series with a custodian meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder or as otherwise permitted by the Commission or its staff. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and give a receipt for money paid for any moneys due to the Trust or any Series and on behalf of the Trust or any Series, and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers and (d) to employ one or more sub-custodians.

     Section 4. TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, shareholder service agreements and administration agreements with any party or parties on terms and conditions acceptable to the Trustees.

     Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-laws.

                                  ARTICLE VIII
                                  ------------

                    EXPENSES OF THE TRUST, SERIES AND CLASSES
                    -----------------------------------------

     The Trust or a particular Series or Class shall pay, or shall reimburse the Trustees from the Trust estate or the Assets belonging to the particular Series, for all expenses and disbursements incurred or arising in connection with the

Trust, Series or Class, or management thereof, and required to be paid by the Trust, Series or Class, including, but not limited to, the following: interest charges, taxes, brokerage fees and commissions; expenses of issuing, repurchasing and redeeming Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series or Classes and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series or Class, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trustees and the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series or Class; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust, a Series or Class (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the Assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the Assets belonging to each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. Liabilities will be allocated in accordance with Article IV, Section 4 hereof.

                                   ARTICLE IX
                                   ----------

                   LIMITATION OF LIABILITY AND INDEMNIFICATION
                   -------------------------------------------

     Section 1. LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers or employees, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser, principal underwriter or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 2. INDEMNIFICATION.

     (a) Subject to the exceptions and limitations contained in subsection (b) below:

            (i) every person who is, or has been, a Trustee or an officer or employee of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof.

            (ii) as used herein, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Covered Person:

            (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

            (ii) in the event of a settlement, if there has been a determination that such Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

     (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

     (e) Any repeal or modification of this Article IX by the Shareholders, or adoption or modification of any other provision of this Trust Instrument or the By-laws inconsistent with this Article, shall be prospective only, to the extent that such, repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     Section 3. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him for any act or obligation of the Series and satisfy any judgment thereon from the Assets belonging to the Series.

                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     Section 1. TRUST NOT A PARTNERSHIP. This Trust Instrument creates a statutory trust pursuant to the Delaware Act and not a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship. No Trustee shall have any power to bind personally either the Trust's officers, other Trustees or any Shareholder. Nothing in this Trust Instrument shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

     Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     Section 3. TERMINATION OR REORGANIZATION OF THE TRUST.

     (a) This Trust shall have perpetual existence. Notwithstanding anything else contained herein but subject to applicable federal and state law, the Trustees may, without any Shareholder vote or approval:

            (i) sell and convey all or substantially all of the assets of the Trust or Assets belonging to any affected Series to another Series or to another entity that is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof;


            (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or Assets belonging to any affected Series;

            (iii) cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association or other organization, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets ("series") of any of the foregoing (each, an "Entity"), if the surviving or resulting Entity is the Trust or another open-end management investment company, within the meaning of the 1940 Act, that will succeed to or assume the Trust's registration under the 1940 Act;

            (iv) cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Tax Code"), or a successor provision;

            (v) cause the Trust to incorporate under the laws of Delaware or any other jurisdiction; and/or

            (vi) cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity.

     The Trustees shall provide written notice to affected Shareholders of any transaction described in this Section 3. The transactions described in this
Section 3 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Trustees approve.

     (b) Upon making reasonable provision for the payment of all known Liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Upon completion of the distribution of the remaining proceeds or assets pursuant to
(i) or (ii) above, the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     (c) Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     Section 4. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment and/or restatement hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments, restatements or supplements and as to any matters in connection with the Trust. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 5. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     Section 6. AMENDMENTS. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a
Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) that would affect the voting rights of Shareholders granted in
Article VI, Section 1, (b) to this Section 6, (c) required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission and (d) that is submitted to them by the Trustees in their sole discretion. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series, and no vote shall be required of Shareholders of Series not affected. Notwithstanding anything else herein, any amendment to
Article IX that would have the effect of reducing the indemnification and other rights provided thereby to Covered Persons of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of` this sentence, shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

     Section 7. FISCAL YEAR. The fiscal year of each Series of the Trust shall end on a specified date as set forth in the By-laws or by resolution. The
Trustees may change the fiscal year of the Trust or any Series without Shareholder approval. Different Series may have different fiscal years.

     Section 8. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Tax Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

     Section 9. INTERPRETATION. As used herein, the masculine gender includes all genders, and the singular includes the plural and vice versa. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument.

     IN WITNESS WHEREOF, the undersigned, being the sole initial Trustee, has executed this Trust Instrument.




                                  /s/ Kathryn S. Head
                                  ----------------------------------------------
                                  Kathryn   S.   Head,   as   Trustee   and  not
                                  individually
                                  c/o First Investors Management Company, Inc.
                                  95 Wall Street
                                  New York, NY 10005

                                                                      SCHEDULE A
                                                                      ----------



FIRST INVESTORS EQUITY FUNDS
Global Fund
Blue Chip Fund
Special Situations Fund
Total Return Fund
All-Cap Growth Fund
Focused Equity Fund
Growth and Income Fund
Mid-Cap Opportunity Fund
Value Fund

                                    - A-1 -